UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 21, 2006
Date of Report (Date of earliest event reported)
Spectrum Sciences & Software Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

3130 Fairview Park Drive, Suite 400, Falls Church, Virginia	22042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 564-2967
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 21, 2006, Spectrum Sciences & Software Holdings Corp. (Spectrum), the sole shareholder of M&M Engineering Ltd. (M&M), entered into a Retraction Agreement (Retraction Agreement) with M&M and a Stock Purchase Agreement (Purchase Agreement) with 53341 Newfoundland and Labrador Ltd., a Newfoundland and Labrador, Canada corporation (53341) to affect the sale of all issued and outstanding capital stock of M&M to 53341.
     The investors in 53341 include members of the current M&M executive management team as well as Robert Genovese (through BG Capital). Karl Heer, a member of the Spectrum Board of Directors, currently and in the past has had a business relationship with BG Capital whereby BG Capital owns approximately forty-nine percent (49%) of the issued and outstanding stock of Nautic Distributors. Karl Heer and members of his immediate family own the remaining fifty-one percent (51%) of the issued and outstanding stock in Nautic Distributors. Karl Heer abstained from the Board of Directors’ vote pertaining to the transactions contemplated by the Retraction and the Purchase Agreement. The material terms of the Retraction and the Purchase Agreement are set forth in Item 2.01 below.
Item 2.01 Completion or Disposition of Assets.
     In transactions that were closed simultaneously with the execution of both the Retraction Agreement and the Purchase Agreement described above in Item 1.01, Spectrum sold all of the issued and outstanding capital stock of M&M on June 21, 2006. Under the Retraction Agreement, M&M retracted 2750 shares of Class A Preferred Stock held by Spectrum and under the Purchase Agreement, 53341 purchased the remaining capital stock of M&M. Pursuant to both the Retraction Agreement and the Purchase Agreement, the total value of the consideration for M&M was approximately USD$5.0 million, which consisted of CAD$3.0 million (approximately USD$2.7 million) in cash, the redemption of 1.8 million shares of Spectrum common stock, and the issuance of a two-year six percent (6%) interest bearing note in the amount of USD$0.9 million. In addition to the purchase price, Spectrum will also receive CAD$5.1 million (approximately USD$4.6 million) related to the cash backed bonding that Spectrum advanced to M&M in 2005. Approximately CAD$4.1 million of this amount was paid to Spectrum concurrent with the closing of this sale, with the remaining amount due and payable in full not later than October 31, 2006. Approximately twenty five percent (25%) of the total sales price will be held in escrow pending the review and approval of the transaction by the Canadian taxing authority. The purchase price was determined after an arm’s length negotiation between the parties.
     The summary of the transaction described above is qualified by reference to the Purchase Agreement and Retraction Agreement, which are attached as Exhibits 2.1 and 2.2, respectively, hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (b) Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) is included in Exhibit 99.2 to this Form 8-K, which is incorporated herein by reference.

     (c) Exhibits
2.1 Stock Purchase Agreement by and among Spectrum Sciences and Software Holdings Corp., the sole stockholder of M&M Engineering Limited, and 53341 Newfoundland and Labrador Limited, dated June 21, 2006. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Stock Sale Agreement are omitted. A list of such exhibits and schedules appears in the table of contents to the Stock Purchase Agreement.
2.2 Retraction Agreement by and among Spectrum Sciences and Software Holdings Corp. and M&M Engineering Limited dated June 21, 2006.
99.1 Press Release dated June 26, 2006
99.2 Pro Forma Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Date: June 21, 2006	By:	/s/ Michael M. Megless
		Name:	Michael M. Megless
		Title:	Chief Financial Officer